UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 10, 2015
Date of Report (Date of earliest event reported)

EASTSIDE DISTILLING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 926-7060

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into A Material Definitive Agreement.

Securities Purchase Agreement dated September 10, 2015 and 14% Secured Convertible Promissory Note due May 10, 2016

We entered into a securities purchase agreement on September 10, 2015 (the “SPA”), with WWOD Holdings, LLC, an accredited investor (the “Lender”), pursuant to which the Company issued and sold to the Lender a convertible promissory note, bearing interest at 14% per annum in the principal amount of $275,000 (the “Note”). The Note has a maturity date of May 10, 2016 (the “Maturity Date”) and an original issue discount of $33,500. Accordingly we received gross proceeds from the Lender of $241,500. In accordance with the terms of the SPA, we agreed to pay the Lender’s expenses associated with the transaction in the amount of $2,500. As a result, we realized net proceeds from the sale of the Note in the amount of $239,000, which is to be used for working capital and general corporate purposes. The closing date for this transaction was September 11, 2015.

We have agreed to repay the Note in six installments (“Amortization Payments”) as set forth in the Amortization Schedule attached to the Note beginning 30th day after issuance and each 30-days thereafter. However, failure to make any Amortization Payment will not be deemed an event of default under the Note. In addition, the Note can be prepaid at any time until the date immediately preceding the Maturity Date. The Note is initially convertible at a price per share equal to $1.00 (the “Fixed Conversion Price”); provided, however, that from and after March 10, 2016 and/or during the continuance of an event of default under the Note, the conversion price shall be equal to the lesser of (i) the Fixed Conversion Price or (ii) 65% of the lowest trading price of the Company’s common stock during the 5 trading days prior to conversion.

The Note contains certain covenants and restrictions including, among others, that for so long as the Note is outstanding the Company will not incur indebtedness, permit liens, pay dividends or dispose of certain assets. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The Note is secured by our inventory pursuant to the terms and conditions of a Security Agreement.

The foregoing descriptions of the Note, the SPA and the Security Agreement are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The issuance was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Section 9 – Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
	Number	Description

	4.1	Secured Convertible Promissory Note
	10.1	Securities Purchase Agreement
	10.2	Security Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)

Date: September 16, 2015	By:	/s/ Steven Earles
Steven Earles President and Chief Executive Officer

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